Exhibit 99.1

Blackhawk Network Holdings, Inc. Spin-Off

from Safeway Inc. Completed

PLEASANTON, Calif., April 14, 2014 (GLOBE NEWSWIRE) — Blackhawk Network Holdings, Inc. (Nasdaq: HAWK) today became a 100% publicly traded company as a result of Safeway Inc.‘s distribution of all its shares of Blackhawk Class B common stock to Safeway stockholders. Shares of Blackhawk Class B common stock will start trading in the “regular way” on April 15, 2014. Prior to today’s distribution, Safeway had held approximately 71.9% of the 52.6 million total outstanding Blackhawk shares, consisting of 37,838,709 shares of Blackhawk’s Class B common stock, and 10,592 shares of Blackhawk’s Class A common stock.

This distribution was made today in the form of a pro-rata common stock dividend of the shares of Blackhawk Class B common stock owned by Safeway to Safeway stockholders. Safeway stockholders received 0.164291 of a share of Blackhawk Class B common stock for every one share of Safeway common stock held as of the April 3, 2014 record date. Safeway, through its distribution agent, will deliver cash in lieu of a fractional share of Blackhawk Class B common stock.

“Today marks the completion of the planned separation of Blackhawk Network Holdings from Safeway,” said Bill Tauscher, Blackhawk CEO. “As an independent, publicly-owned company, we believe Blackhawk has increased flexibility to pursue new growth strategies, meet the needs of our customers and create opportunities for our stockholders and employees. We thank Safeway’s board and management for their support and for working to ensure that our company has a solid foundation from which to grow our business over the long-term.”

Additional Information

Safeway issued an information statement on April 8, 2014 that contains additional information about the distribution. This information statement is available in the Investor Relations tab on Safeway’s website at www.safeway.com/investor_relations.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a prepaid payment network which supports the physical and digital distribution of a variety of prepaid products. Blackhawk Network utilizes proprietary technology to provide consumers a wide selection of gift cards, prepaid telecom handsets, airtime cards and general purpose reloadable cards across a global network totaling over 180,000 stores. Through Blackhawk’s digital platform, the Company supports prepaid products and offers across a growing network of digital distribution partners including leading retailers, financial service providers, social apps, mobile wallets and other integrated physical-to-digital channels. Founded in 2001, Blackhawk Network is headquartered in Pleasanton, California, and offers products and services in the United States and 20 other countries. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, risks related to our ongoing relationship with Safeway and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including those set forth in Item 1A under the heading Risk Factors in our recent Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

CONTACT: INVESTORS/ANALYSTS:

                         Patrick Cronin

                         (925) 226-9973

                          investor.relations@bhnetwork.com

                         MEDIA:

                         Teri Llach

                         (925) 226-9028

                          Teri.llach@bhnetwork.com